EXHIBIT 4.7D

THIRD SUPPLEMENTAL INDENTURE

This THIRD SUPPLEMENTAL INDENTURE, dated as of March 3, 2004 (this “Supplemental Indenture”), by and among Isle of Capri Casinos, Inc., a Delaware corporation, (the “Company”) and Riverboat Corporation of Mississippi, Riverboat Corporation of Mississippi-Vicksburg, Riverboat Services, Inc., CSNO, L.L.C. (as successor to CSNO, Inc.), Louisiana Riverboat Gaming Partnership, St. Charles Gaming Company, Inc., Grand Palais Riverboat, Inc., LRGP Holdings, L.L.C. (as successor to LRGP Holdings, Inc.), IOC Holdings, L.L.C. (as successor to Isle of Capri Hotels Bossier City, L.L.C. and LRG Hotels, LLC), PPI, Inc., Isle of Capri Casino Colorado, Inc., IOC-Coahoma, Inc., (collectively, the “Initial Subsidiary Guarantors”) and IOC-Natchez, Inc., IOC-Lula, Inc., IOC-Boonville, Inc., IOC-Kansas City, Inc., Isle of Capri Bettendorf, L.C., Isle of Capri Marquette, Inc., IOC Davenport, Inc., LL Holding Corporation and Gemini, Inc. (collectively, the “Subsequent Subsidiary Guarantors”) (the Initial Subsidiary Guarantors and the Subsequent Subsidiary Guarantors are referred to as “Subsidiary Guarantors”) and U.S. Bank National Association (as successor to State Street Bank and Trust Company), as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company, the Initial Subsidiary Guarantors and the Trustee have entered into an Indenture dated as of April 23, 1999, as supplemented by the first supplemental indenture dated as of September 16, 1999 and the second supplemental indenture dated as of April 30, 2001 (the “Indenture”), pursuant to which the Company has issued $390,000,000 aggregate principal amount of its 8¾% Senior Subordinated Notes due 2009 (the “Notes”);

WHEREAS, Section 902 of the Indenture provides that under certain circumstances the Company and Trustee may amend the Indenture with the consent of Holders (as defined in the Indenture) of at least a majority in principal amount of the Notes then outstanding;

WHEREAS, the Holders of at least a majority in aggregate principal amount of the Notes outstanding have consented to the amendments to be effected by this Supplemental Indenture; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement, in accordance with its terms, have been done.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which are hereby acknowledged, the parties agree, for the equal and proportionate benefit of all Holders of the Notes as follows:

1.    Capitalized Terms. Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Indenture. The words “herein,” “hereof,” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section thereof.

2.    Amendment to Section 801. Upon the effective date, Section 801 is hereby amended by deleting such section and all references thereto throughout the Indenture in its entirety.

3.    Amendment to Section 802. Upon the effective date, Section 802 is hereby amended by deleting such section and all references thereto throughout the Indenture in its entirety.

4.    Amendment to Article Ten. Upon the effective date, the following sections of Article Ten of the Indenture are hereby amended by deleting all such sections and all references thereto throughout the Indenture in its entirety:

(a) Section 1004. Corporate Existence.

(b) Section 1005. Payment of Taxes and Other Claims.

(c) Section 1006. Maintenance of Properties.

(d) Section 1007. Maintenance of Insurance.

(e) Section 1010. Limitation on Indebtedness.

(f) Section 1011. Limitation on Liens.

(g) Section 1012. Limitation on Restricted Payments.

(h) Section 1013. Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries.

(i) Section 1014. Limitation on Asset Sales and Events of Loss.

(j) Section 1015. Limitation on Disposition of Stock of Restricted Subsidiaries.

(k) Section 1016. Limitation on Transactions with Affiliates.

(l) Section 1017. Change in Nature of Business.

(m) Section 1018. Restricted and Unrestricted Subsidiaries; Subsidiary Guarantors.

(n) Section 1020. Limitation on Other Senior Subordinated Indebtedness.

5.    Amendment to Article Eleven. Upon the effective date, the following sections of Article Eleven of the Indenture are hereby amended by deleting such sections and all references thereto throughout the Indenture in its entirety:

(a) Section 1109. Change of Control Repurchase Offer.

(b) Section 1110. Asset Sale/Loss Proceeds Repurchase Offer.

(c) Section 1111. Procedures for Offers to Repurchase Notes.

(d) Section 1112. Effect of Repurchase Notice.

(e) Section 1113. Deposit of Repurchase Price.

(f) Section 1114. Covenant to Comply with Securities Laws upon Repurchase of Notes.

(g) Section 1115. Repayment to the Company.

6.    Amendment to Section 501. Upon the effective date, subsections (c), (d), (e), (f), (i) and (j) of Section 501 are hereby amended by deleting the subsections and all references thereto throughout the Indenture in their entirety.

7.    Amendments to Section 101. Upon the effective date, certain definitions shall be deemed deleted when references to such definitions would be eliminated as a result of the foregoing amendments.

8.    Amendment to the Notes. The Notes include certain of the foregoing provisions from the Indenture. Upon the effective date, such provisions from the Notes shall be deemed deleted.

9.    Time Amendments Become Operative. Upon execution and delivery of this Supplemental Indenture, the terms and conditions of this Supplemental Indenture shall be part of the terms and conditions of the Indenture for any and all purposes, and all the terms and conditions of both shall be read together as though they constitute one and the same instrument, except that in case of conflict, the provisions of this Supplemental Indenture will control. Notwithstanding an earlier execution date, the provisions of this Supplemental Indenture shall not become operative until the date upon which the Company accepts the Notes for purchase and payment pursuant to the Offer to Purchase and Consent Solicitation Statement and accompanying Consent and Letter of Transmittal, dated February 18, 2004. The Company shall promptly notify the Trustee in writing that this Supplemental Indenture has become operative.

10.    Full Force and Effect. Except as they have been modified by this Supplemental Indenture, each and every provision of the Indenture shall continue in full force and effect, and all references to the Indenture shall be deemed to mean the Indenture as amended pursuant hereto.

11.    Trustee Reliance. The Trustee enters into this Supplemental Indenture in reliance on an Opinion of Counsel, as contemplated by Section 903 of the Indenture, and makes no independent determination that this Supplemental Indenture is authorized or permitted.

12.    Recitals. The recitals of this Supplemental Indenture shall be deemed representations of the Company, and the Trustee accepts no responsibility for such recitals.

13.    Counterparts. This Supplemental Indenture may be executed in any number of counterparts and in separate counterparts, each of which when so executed shall be deemed to be an original, but all of which counterparts together shall constitute but one and the same instrument.

14.    Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflict of laws to the extent that the application of the laws of another jurisdiction would be required thereby.

15.    Headings. The headings of this Supplemental Indenture have been inserted for convenience of reference only, and are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

ISLE OF CAPRI CASINOS, INC.

By:	/S/ ALLAN B. SOLOMON
Name: Allan B. Solomon Title: Executive Vice President and General Counsel

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/S/ CAUNA M. SILVA
Name: Cauna M. Silva Title: Vice President

RIVERBOAT CORPORATION OF MISSISSIPPI

By:	/S/ ALLAN B. SOLOMON
Name: Allan B. Solomon Title: Executive Vice President and General Counsel

RIVERBOAT CORPORATION OF MISSISSIPPI-VICKSBURG

By:	/S/ ALLAN B. SOLOMON
Name: Allan B. Solomon Title: Executive Vice President and General Counsel

RIVERBOAT SERVICES, INC.

By:	/S/ ALLAN B. SOLOMON
Name: Allan B. Solomon Title: Executive Vice President and General Counsel

CSNO, L.L.C.

By:	/S/ ALLAN B. SOLOMON
Name: Allan B. Solomon Title: Executive Vice President and General Counsel

LOUISIANA RIVERBOAT GAMING PARTNERSHIP

By:	/S/ ALLAN B. SOLOMON
Name: Allan B. Solomon Title: Executive Vice President and General Counsel

ST. CHARLES GAMING COMPANY, INC.

By:	/S/ ALLAN B. SOLOMON
Name: Allan B. Solomon Title: Executive Vice President and General Counsel

IOC HOLDINGS, L.L.C.

By:	/S/ ALLAN B. SOLOMON
Name: Allan B. Solomon Title: Executive Vice President and General Counsel

GRAND PALAIS RIVERBOAT, INC.

By:	/S/ ALLAN B. SOLOMON
Name: Allan B. Solomon Title: Executive Vice President and General Counsel

LRGP HOLDINGS, L.L.C.

By:	/S/ ALLAN B. SOLOMON
Name: Allan B. Solomon Title: Executive Vice President and General Counsel

PPI, INC.

By:	/S/ ALLAN B. SOLOMON

Name: Allan B. Solomon Title: Executive Vice President and General Counsel

ISLE OF CAPRI CASINO COLORADO, INC.

By:	/S/ ALLAN B. SOLOMON

Name: Allan B. Solomon Title: Executive Vice President and General Counsel

IOC-COAHOMA, INC.

By:	/S/ ALLAN B. SOLOMON

Name: Allan B. Solomon Title: Executive Vice President and General Counsel

IOC-NATCHEZ, INC.

By:	/S/ ALLAN B. SOLOMON

Name: Allan B. Solomon Title: Executive Vice President and General Counsel

IOC-LULA, INC.

By:	/S/ ALLAN B. SOLOMON

Name: Allan B. Solomon Title: Executive Vice President and General Counsel

IOC-BOONVILLE, INC.

By:	/S/ ALLAN B. SOLOMON

Name: Allan B. Solomon Title: Executive Vice President and General Counsel

IOC-KANSAS CITY, INC.

By:	/S/ ALLAN B. SOLOMON

Name: Allan B. Solomon Title: Executive Vice President and General Counsel

ISLE OF CAPRI BETTENDORF, L.C.

By:	/S/ ALLAN B. SOLOMON

Name: Allan B. Solomon Title: Executive Vice President and General Counsel

ISLE OF CAPRI MARQUETTE, INC.

By:	/S/ ALLAN B. SOLOMON

Name: Allan B. Solomon Title: Executive Vice President and General Counsel

IOC DAVENPORT, INC.

By:	/S/ ALLAN B. SOLOMON

Name: Allan B. Solomon Title: Executive Vice President and General Counsel

GEMINI, INC.

By:	/S/ ALLAN B. SOLOMON

Name: Allan B. Solomon Title: Executive Vice President and General Counsel

LL HOLDING CORPORATION

By:	/S/ ALLAN B. SOLOMON

Name: Allan B. Solomon Title: Executive Vice President and General Counsel